                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-32891, 33-45470 and 33-32892) pertaining to the 1987 Stock
Option Plan and the 1989 Stock Incentive Plan (as amended), and the Nonemployee Director Stock Option Plan of Medstone International, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Medstone International, Inc. for the year ended December 31, 1996.




                                                               ERNST & YOUNG LLP


Orange County, California
March 24, 1997





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